Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-86456) and related Prospectus of Xerox Corporation of our report dated April 21, 2003 with respect to the consolidated financial statements of Fuji Xerox Co., Ltd. and Subsidiaries included in the Xerox Corporation Annual Report (Amendment No. 1 Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Tokyo, Japan

July 24, 2003